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                                                                    Exhibit 10.1

                                 PERRIGO COMPANY
                   200_ LONG-TERM INCENTIVE AWARD AGREEMENT

            (Under the Perrigo Company 2003 Long-Term Incentive Plan)

TO: [Employee's Name]

     RE: Notice of Long-Term Incentive Award

Dear: ___________________

     This is to notify you that Perrigo Company (the "Company") has granted you an Award under the Perrigo Company 2003 Long-Term Incentive Plan (the "Plan"), effective as of _____________, 200_ (the "Grant Date"). This Award consists of three different types of incentives: a nonqualified stock option, shares of service-based restricted stock, and performance-based restricted stock units. The terms and conditions of each of these incentives are set forth in the remainder of this agreement (the "Agreement"). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

                                    SECTION 1

                            NONQUALIFIED STOCK OPTION

     1.1 Grant of Option. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you a nonqualified stock option (the "Option") to purchase __________ shares of the Company's common stock, without par value ("Common Stock"), at a per-share price of $________ (the "Option Price"), which is equal to the Fair Market Value of such Common Stock as of the Grant Date.

     1.2 Timing and Duration of Exercise.

          (a) The Option shall vest on the dates set forth below (each a "Vesting Date" and, subject to the requirements of subsection (b) below, may be exercised after such Vesting Dates to purchase the number of shares of Common Stock set forth opposite each such date:

Vesting Date   Vested Shares
------------   -------------


     Notwithstanding the above vesting schedule, any portion of the Option that has not vested or been forfeited previously shall immediately vest in full and, subject to subsection (b) below, may be exercised in whole or in part at any time after (1) the occurrence of a Change of Control that occurs while you are employed by the Company or one of its subsidiaries, or (2) your death, Disability, or Retirement.

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          (b) Except as provided below, the Option to purchase vested shares must be exercised by you, if at all, while you are an employee of the Company or one of its subsidiaries or within three months following your Termination Date, but in no event after (Date + 10 years, minus one day) (the "Expiration Date"). If your Termination Date occurs by reason of your Retirement, death or Disability, the Option may thereafter be exercised by you, or in the event of your death, by your estate or your designated beneficiary, or in the event of your Disability, by you or your legal representative, at any time prior to the Expiration Date. If you die after your Termination Date and during the period in which the Option is exercisable, the right to exercise the Option during such period will be governed by Plan Section 11(d). If your Termination Date occurs because of Involuntarily Termination for Economic Reasons as determined by the Chief Executive Officer (or the Committee in the case of an Employee subject to Section 16 of the Exchange Act), the terms of Plan Section 11(b) shall apply.

          Any portion of the Option that is not vested pursuant to this Section
     1.2 as of your employment Termination Date will be forfeited immediately. If the Option is not exercised as to all of the vested shares covered by the Option within the applicable time period and in the manner provided herein, the Option will terminate and will not be exercisable thereafter.

     1.3 Method of Exercise. The Option, or any part of it, shall be exercised by written notice directed to the President, Chief Financial Officer or Secretary of the Company at the Company's principal office in Allegan, Michigan, or by using some other notification permitted by the Company. Such notice must satisfy the following requirements:

          (a) The notice must state the Grant Date, the number of shares of Common Stock subject to the Option, the number of shares of Common Stock with respect to which Option is being exercised, the person in whose name the stock certificate or certificates for such shares of Common Stock is to be registered and the person's address and Social Security number (or if more than one person, the names, addresses and Social Security numbers of such persons).

          (b) The notice shall be accompanied by check, bank draft, money order or other cash payment, or by delivery of a certificate or certificates, properly endorsed, for shares of Common Stock that you have held for at least six months and that are equivalent in Fair Market Value on the date of exercise to the Option Price (or any combination of cash and shares), in full payment of the Option Price for the number of shares specified in the notice.

          (c) The notice must be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than you, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

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                                    SECTION 2

                    RESTRICTED SHARES - SERVICE-BASED VESTING

     2.1 Grant of Restricted Shares. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you ___________ shares of Common Stock ("Restricted Shares").

     2.2 Vesting. Except as provided in Section 2.3, the Restricted Shares awarded hereunder shall vest if the Employee remains continuously employed by the Company until the following date (the "Restricted Shares Vesting Date"):

Vesting Date   Number of Shares Vesting
------------   ------------------------
(Date)         (Shares)

Except as provided in Section 2.3, if the Employee's Termination Date occurs prior to the Restricted Shares Vesting Date, the Restricted Shares awarded under this Agreement shall be permanently forfeited on the Employee's Termination Date. The "Restricted Period" with respect to a Restricted Share awarded under this Agreement is the period beginning on the Grant Date and ending on the Restricted Shares Vesting Date (or, if earlier, the date the Restricted Shares vest under Section 2.3).

     2.3. Special Vesting Rules. Notwithstanding Section 2.2 above:

          (a) If the Employee's Termination Date occurs by reason of death, Disability or Retirement with the Company's consent, any Restricted Shares awarded under this Agreement that have not vested prior to such Termination Date shall become fully vested.

          (b) If the Employee's Termination Date occurs by reason of Involuntary Termination for Economic Reasons, any Restricted Shares awarded under this Agreement that would otherwise be scheduled to vest under Section 2.2 in the 24 month period following such Termination Date shall vest on the Termination Date. Any Restricted Shares that are not scheduled to vest during such 24 month period will be permanently forfeited on the Termination Date.

          (c) In the event of a Change in Control of the Company, all Restricted Shares that have not vested or been forfeited prior to the date of such Change in Control shall become fully vested on such date.

     2.4 Terms and Conditions of Restricted Shares. The Restricted Shares granted under this Agreement shall be subject to the following additional terms and conditions:

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          (a) Except as may otherwise be specifically permitted under the Plan,
     Restricted Shares may not be sold, assigned, pledged or otherwise encumbered prior to the end of the Restricted Period.

          (b) Except as otherwise provided in this Agreement, the Employee shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends paid on such shares.

          (c) The stock certificate(s) representing the Restricted Shares shall be issued or held in book entry form. If a stock certificate is issued, it shall be delivered to the Secretary of the Company or such other custodian as may be designated by the Company, to be held until the end of the Restricted Period or until the Restricted Shares are forfeited. Any certificates representing Restricted Shares granted pursuant to this Agreement shall bear a legend in substantially the form set forth below:

               "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the Perrigo Company 2003 Long-Term Incentive Plan and an agreement entered into between the registered owner and Perrigo Company. A copy of such plan and agreement is on file in the office of the Secretary of Perrigo Company, 515 Eastern, Allegan, Michigan 49010."

As soon as practicable after the Restricted Period ends with respect to Restricted Shares that have not been forfeited, the Company shall transfer share certificates to the Employee, free of all restrictions; provided, however, the Company may withhold unrestricted shares otherwise transferable to the Employee to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Shares, in accordance with Section 4.6.

                                    SECTION 3

               RESTRICTED STOCK UNITS - PERFORMANCE-BASED VESTING

     3.1 Grant. As of the Grant Date, the Company grants to the Employee ________________ restricted stock units ("Restricted Stock Units" or "RSUs"), subject to the terms and conditions set forth in this Agreement. The number of Restricted Stock Units awarded in this Section 3.1 is referred to as the "Target Award." The Target Award may be increased or decreased depending on whether the Company attains certain performance goals as described in Section 3.2. Each Restricted Stock Unit shall entitle the Employee to one share of Common Stock on the RSU Vesting Date set forth in this Agreement, provided the applicable performance goals are satisfied.

     3.2 Vesting. The number of Restricted Stock Units vesting, if any, shall be determined as of the RSU Vesting Date (defined below). That number will be determined based on the average level of attainment of annual Target Net Income Growth (defined below) for each fiscal year in the Performance Period (defined below), in accordance with the following schedule:

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
Level of     % of Target Award
Attainment      RSUs Payable
----------   -----------------
Threshold          _____%
Target             _____%
Maximum            _____%

The Committee shall establish annually the Target Net Income Growth and the percentage of Target Net Income Growth that must be attained for Threshold and Maximum performance for a fiscal year. The goals for the 200_ fiscal year are set forth in Exhibit A.

Following the end of each fiscal year in the Performance Period, the Committee will determine the percentage of Target Award RSUs that would be payable under the foregoing schedule for such fiscal year, based on the percentage of Target Net Income Growth attained and the Threshold and Maximum performance targets established by the Committee for that fiscal year. The percentage of the Target Award that would be payable under the schedule shall be adjusted, pro rata, to reflect attained performance between Threshold and Target, and Target and Maximum.

At the end of the Performance Period, the percentage payout for each fiscal year in the Performance Period will be averaged to determine the actual percentage of Target Award RSUs that will vest and be payable on the RSU Vesting Date. In no event will the calculation of a positive payout percentage for any fiscal year be construed to guarantee that any RSUs will vest on the RSU Vesting Date. Payout percentages for the individual fiscal years are determined solely for purposes of determining the average annual payout percentage for the three-year Performance Period.

Except as provided in Section 3.3, the RSUs will be permanently forfeited if the Employee's Termination Date occurs prior to the RSU Vesting Date. If the average annual performance payout for the Performance Period is less than the Threshold performance level established by the Committee, all RSUs that have not previously been forfeited shall be forfeited as of the RSU Vesting Date. If the average annual performance payout for the Performance Period exceeds the Maximum performance level established by the Committee, in no event will the number of RSUs vesting exceed ____% of the Target Award.

The following terms shall have the following meanings under this Section 3.

     (a) "Net Income" for any fiscal year means the Company's net income (external operating basis) for the fiscal year and shall be determined in accordance with generally accepted accounting principles. The Committee shall provide how Net Income will be adjusted, if at all, as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization,

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restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Code
Section 162(m).

     (b) "Performance Period" means the period commencing ___________ and ending
______________.

     (c) "RSU Vesting Date" means the last day of the Performance Period.

     (d) "Target Net Income Growth" means the targeted growth in Net Income (external operating basis) for a fiscal year, as set forth in the Company's annual fiscal year financial plan approved by the Committee and Board. The level of attainment of Target Net Income Growth will be determined separately for each of the fiscal years of the Company in the Performance Period, based on the Target Net Income Growth for that fiscal year. The Committee, in its sole discretion, shall determine to what degree, if any, that the Target Net Income Growth has been attained.

     3.3 Special Vesting Rules. Notwithstanding Section 3.2 above, in the event of a Change in Control of the Company, all of the Restricted Stock Units awarded hereunder that have not previously been forfeited shall become fully vested as if Target performance had been obtained for the Performance Period effective as of the date of any such event. If the Employee's Termination Date occurs because of death, Disability, or Retirement, the Restricted Stock Units shall vest or be forfeited as of the RSU Vesting Date set forth in Section 3.2, based on the attainment of the performance goals. If the Employee's Termination Date occurs because of Involuntary Termination for Economic Reasons, the Company's Chief Executive Officer (or the Committee, if the Employee is subject to Section 16 of the Exchange Act), in his sole and absolute discretion, may permit all or part of the Restricted Stock Units awarded hereunder to remain outstanding and vest or be forfeited as of the date set forth in Section 3.2, depending on the attainment of performance goals. To the extent that the Chief Executive Office (or Committee, if applicable) does not exercise discretionary authority to allow Restricted Stock Units to remain outstanding on the date of the Employee's Involuntary Termination for Economic Reasons, such Restricted Stock Units shall be permanently forfeited.

     3.4 Settlement of Restricted Stock Units. As soon as practicable following the date of the Committee's first regularly scheduled meeting following the last day of the Performance Period at which the Committee certifies the average payout for each of the years in the Performance Period, the Company shall transfer to the Employee one share of Common Stock for each Restricted Stock Unit, if any, that becomes vested pursuant to Section 3.2 or 3.3 of this Agreement; provided, however, the Company may settle Restricted Stock Units in cash to the extent necessary to satisfy any withholding pursuant to Section 4.6.

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                                    SECTION 4

                          GENERAL TERMS AND CONDITIONS

     4.1 Nontransferability. Awards under this Agreement shall not be transferable other than by will or by the laws of descent and distribution. During your lifetime, the Option granted under this Agreement shall be exercisable only by you or by your guardian or legal representative in the event of your disability.

     4.2 No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the Option or RSU portion of this Agreement prior to the date of issuance to you of a certificate or certificates for such shares.

     4.3 Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

     4.4 Awards Subject to Plan. Enclosed for your review is a copy of the Plan. The granting of the Awards under this Agreement is being made pursuant to the Plan and the Awards shall be exercisable or payable, as applicable, only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

     4.5 Adjustments in Event of Change in Common Stock. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Awards under this Agreement, and the Option Price, where applicable, will be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for you.

     4.6 Withholding. This Award is subject to the withholding of all applicable taxes. The Company may withhold, or permit the Employee to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this Award. The Employee may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to this award in an amount sufficient to satisfy all or a portion of the minimum tax withholding required by law.

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     4.7 Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

     4.8 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

     4.9 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principals of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

                                      ****

     We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award on the enclosed copy of this Agreement, and return it to us.

Date                                    Very truly yours,
     --------------------------------

                                        ----------------------------------------

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                            ACKNOWLEDGMENT OF RECEIPT

          I acknowledge receipt of the Perrigo Company 2003 Long-Term Incentive Plan (the "Plan") provided to me on ___________________. I further acknowledge receipt of this Long-Term Incentive Agreement and agree to the terms and conditions expressed herein and in the Plan.

____________, 200_                      ________________________________________
                                        EMPLOYEE'S NAME

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                                    EXHIBIT A

                      PERFORMANCE GOALS FOR 200_ FISCAL YEAR

Threshold    ___% Net Income Growth (external operating basis)
Target       ___% Net Income Growth (external operating basis)
Maximum      ___% Net Income Growth (external operating basis)

The Target Net Income Growth for subsequent fiscal years within the Performance Period, and the level of performance necessary for Threshold and Maximum payout, shall be determined by the Committee no later than 90 days after the beginning of such fiscal year.